EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
The South Financial Group, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 33-25424, 33-79668, 33-80822, 33-82668, 33-82670, 333-31948, 333-53170,
333-53172, 333-67745, 333-83519, 333-96141, 333-99159, 333-102877, 333-103763,
333-111805, 333-104947, and 333-109578) on Form S-8 and registration statements (Nos. 333-06975, 333-49078, 333-66264, 333-106578, and 333-112404) on Form S-3
of The South Financial Group, Inc. of our report dated March 5, 2004, with respect to the consolidated balance sheets of The South Financial Group, Inc. and subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of income, changes in shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of The South Financial Group, Inc.

Our report refers to the fact that on January 1, 2002, The South Financial Group, Inc. and subsidiaries adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

/s/ KPMG LLP
Greenville, SC
March 12, 2004